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                                                                    Exhibit 5.1


                           MORGAN, LEWIS & BOCKIUS LLP
                               1701 Market Street
                             Philadelphia, PA 19103



March 27, 2003


VIASYS Healthcare Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428

Re:    Registration Statement on Form S-3
       ----------------------------------

Ladies and Gentlemen:

We have acted as counsel for VIASYS Healthcare Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement") of up to $100,000,000 aggregate offering price of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

In connection with this letter, we have examined a copy of (1) the Registration Statement; (2) the Company's Amended and Restated Certificate of Incorporation, as amended to the date hereof (the "Certificate"); (3) the Company's Amended and Restated By-laws (the "By-laws"); (4) certain resolutions (the "Resolutions") of the Company's Board of Directors (the "Board") relating to the Registration Statement and (5) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have assumed, without independent investigation or verification, that (1) the issuance, sale and delivery of the shares of Common Stock to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the By-laws and applicable Delaware law (each, a "Board Action"), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (2) the Registration Statement and any amendments thereto (including post-

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VIASYS Healthcare Inc.
March 27, 2003
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effective amendments) will have become effective and will comply with all applicable laws; (3) the Registration Statement will be effective and will comply with all applicable laws at the time the Common Stock is offered and issued as contemplated by the Registration Statement; (4) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission and will comply with all applicable laws; (5) the Common Stock will be issued and sold in compliance with applicable federal and state securities laws; and (6) a definitive purchase, underwriting or similar agreement with respect to Common Stock offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Common Stock has been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor, will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth above, we have assumed that, at the time of issuance and delivery of the Common Stock, the Resolutions will not have been modified or rescinded, and there will not have occurred any change in the law affecting the authorization, issuance or delivery of the Common Stock.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


Morgan, Lewis & Bockius LLP